Exhibit 99.1

INmune Bio Inc. Announces Third Quarter 2025 Results and Provides Business Update

Company to Host Conference Call Today, October 30, at 4:30pm ET

BOCA RATON, Fla., Oct. 30, 2025 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage inflammation and immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announces its financial results for the quarter ended September 30, 2025 and provides a business update.

Q3 2025 and Recent Corporate Highlights

CORDStrom™ Platform:

●	Announced successful completion of first two commercial pilot-scale manufacturing runs of CORDStrom™ at CGT Catapult in preparation of regulatory filings to seek approval of CORDStrom™ for recessive dystrophic epidemolysis bullosa (RDEB).

●	CORDStrom™ is on target to file an MAA submission mid-2026, followed shortly thereafter by an anticipated BLA filing with the FDA.

●	A recent BBC news article shared a patient insight from the recently completed trial of CORDStrom in RDEB.

●	Participated in a Dermatologic Rare Disease Panel at the Maxim Growth Summit presented by Maxim Group LLC.

DN-TNF Platform Highlights (XPro™):

●	Submitted a manuscript, entitled, “XPro1595, a Selective Soluble TNF Neutralizer, in Early Alzheimer’s Disease with Inflammation (ADi): Results from the Phase 2 MINDFuL Trial,” for peer review to npj Dementia, a Nature Portfolio journal.

●	Additional data in the manuscript demonstrates that participants with higher drug exposure (“dose-compliant”) show larger effect sizes across clinical endpoints, implying that adherence to XPro1595 treatment enhances its therapeutic benefits in cognition and neuropsychiatric outcomes. In the predefined ADi population, of amyloid-positive early Alzheimer's patients with high inflammatory burden (n=100), XPro™ demonstrated consistent clinical benefits, including slowed cognitive decline on EMACC (effect size 0.27), reduced neuropsychiatric symptoms on the NPI (effect size -0.23, with particular improvement in agitation/hyperactivity with an effect size of -0.37), and attenuated AD pathology biomarkers such as pTau217 (effect size -0.18), underscoring the potential of selective TNF inhibition to improve outcomes in biologically-aligned individuals.

●	XPro1595 demonstrated an excellent safety profile, with no reported cases of amyloid-related imaging abnormalities (ARIA). This finding is especially significant given that approximately 70% of trial participants were considered at high risk for ARIA. These results differentiate XPro1595 from anti-amyloid therapies and suggest its potential suitability for use in populations susceptible to ARIA and unable to take anti-amyloid therapies and or as an adjunct to anti-amyloid therapies.

●	The company is on track to request an End of Phase 2 meeting with the FDA which is anticipated to occur in Q1, 2026.

INKmune® Platform:

●	Concluded that the CARE-PC trial met its primary endpoint and 2 of the 3 secondary endpoints. Analysis of the first 9 patients treated showed evidence of NK cell proliferation in vivo and generation of functional, memory-like NK cells in 4 of 6 patients at the lowest and intermediate dose levels (data from patients in the highest dose cohort are awaiting analysis). Thus, two of the secondary endpoints were met. The final secondary endpoint was “reduction in tumor load” and our primary measure was PSMA-PET scans. It was obvious from the analyses of the first 6 subjects that the patients being enrolled had very high disease burden; beyond that which would respond to immunotherapy. As a result, the trial has provided all the data needed to design a future randomized trial and we have closed the trial to further recruitment to ensure completion of follow-up by end of Q4 2025.

●	Final data analysis is underway, and release is expected in Q4 2026.

Corporate:

●	Announced the retirement of Dr. RJ Tesi and the appointment of David Moss to the role of President & Chief Executive Officer, and to the board of directors.

●	Cory Ellspermann has been appointed as CFO.

●	Kelly Ganjei named as Chairman of the board of directors.

Upcoming Events and Milestones:

●	Additional CORDStrom™ data will be presented in Q4 2025.

●	Imaging data from the phase 2 MINDFuL trial in Alzheimer’s Disease should be released in Q4 2025.

●	Final data on the INKmune CARE-PC trial is expected in Q4 2025.

Financial Results for the Third Quarter Ended September 30, 2025:

●	Net loss attributable to common stockholders for the quarter ended September 30, 2025 was approximately $6.5 million, compared to approximately $12.1 million during the quarter ended September 30, 2024.

●	Research and development expenses totaled approximately $4.9 million for the quarter ended September 30, 2025, compared to approximately $10.1 million during the quarter ended September 30, 2024.

●	General and administrative expenses were approximately $2.5 million for the quarter ended September 30, 2025, compared to approximately $2.2 million during the quarter ended September 30, 2024.

●	As of September 30, 2025, the Company had cash and cash equivalents of approximately $27.7 million.

●	As of October 30, 2025, the Company had approximately 26.6 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio Second Quarter Conference Call when reaching an operator.

Date: October 30, 2025
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-800-225-9448
Participant Dial-in (international): 1-203-518-9708
Conference ID: INMUNE

A live audio webcast of the call can be accessed using this link: https://viavid.webcasts.com/starthere.jsp?ei=1733354&tp_key=a3c75da53b

A replay will be available approximately 3 hours after the call through November 13, 2025 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 11159914.

About CORDStrom™

CORDStrom™ is a patent-pending cell medicine comprising aseptic, allogeneic, pooled human umbilical cord-derived mesenchymal stromal cells (hucMSCs) in suspension for injection or infusion. The CORDStrom™ platform leverages, among other things, proprietary screening, pooling and expansion techniques to create off-the-shelf, allogeneic, pooled hucMSCs as medicines to treat complex inflammatory diseases. CORDStrom™ products are designed to provide high-quality, off-the-shelf, batch-to-batch consistent, scalable, cGMP manufactured, potent cellular medicines that can be produced at low cost and with repeatable specification independent of donor characteristics.

Initially developed at the INKmune® manufacturing facilities utilizing UK academic grant funding, CORDStrom™ is an MSC product platform that shows promise as a first systemic therapy for potentially treating RDEB and many other debilitating conditions. While the first generation CORDStrom™ product is agnostic to disease indication, the platform enables creation of indication-specific products, which can be tuned for optimization of anti-inflammatory, immunomodulatory, wound healing, and other characteristics.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells). INKmune™ treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune™ primed tumor killing NK cells have persisted for more than 100 days. These cells function in the hypoxic TME because due to upregulated nutrient receptors and mitochondrial survival proteins.

INKmune™ is a patient friendly drug treatment that does not require pre-medication, conditioning or additional cytokine therapy to be given to the patients. INKmune™ is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune™ is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast, renal and nasopharyngeal cancer. INKmune™ is treating patients in an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. The second program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa. The third program, INKmune®, is designed to prime a patient’s natural killer cells to eliminate minimal residual disease in patients with cancer and is currently in a trial in metastatic castration-resistance prostate cancer. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including the results of the Phase 2 MINDFuL trial, the timing of key milestones, future plans or expectations for the treatment of XPro™, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDstrom™, XPro1595 (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

Company Contact:

David Moss
Chief Executive Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share amounts) (Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,734	$20,922
Research and development tax credit receivable	1,704	1,181
Other tax receivable	760	228
Prepaid expenses and other current assets	472	331
TOTAL CURRENT ASSETS	30,670	22,662

Equipment, net	878	-
Operating lease – right of use asset	1,064	307
Other assets	746	79
Acquired in-process research and development intangible assets	-	16,514

TOTAL ASSETS	$33,358	$39,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,875	$6,539
Accounts payable and accrued liabilities – related parties	25	25
Deferred liabilities	-	517
Operating lease, current liabilities	457	140
TOTAL CURRENT LIABILITIES	7,357	7,221

Long-term operating lease liabilities	623	244
TOTAL LIABILITIES	7,980	7,465

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 26,585,258 and 22,280,451 shares issued and outstanding, respectively	27	22
Additional paid-in capital	229,888	195,754
Accumulated other comprehensive loss	(764)	(575)
Accumulated deficit	(203,773)	(163,104)
TOTAL STOCKHOLDERS’ EQUITY	25,378	32,097

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,358	$39,562

INMUNE BIO INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (In thousands, except share and per share amounts) (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUE	$-	$-	$50	$14

OPERATING EXPENSES
General and administrative	2,546	2,219	7,115	7,369
Research and development	4,887	10,067	18,330	25,813
Impairment of acquired in-process research and development intangible assets	-	-	16,514	-
Total operating expenses	7,433	12,286	41,959	33,182

LOSS FROM OPERATIONS	(7,433)	(12,286)	(41,909)	(33,168)

OTHER INCOME, NET	961	193	1,240	304

NET LOSS	$(6,472)	$(12,093)	$(40,669)	$(32,864)

Net loss per common share – basic and diluted	$(0.24)	$(0.60)	$(1.68)	$(1.71)

Weighted average common shares outstanding – basic and diluted	26,585,258	20,185,676	24,141,613	19,176,853

COMPREHENSIVE LOSS
Net loss	$(6,472)	$(12,093)	$(40,669)	$(32,864)
Other comprehensive loss – foreign currency translation	(1)	(323)	(189)	(237)
Total comprehensive loss	$(6,473)	$(12,416)	$(40,858)	$(33,101)

INMUNE BIO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,669)	$(32,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,594	5,848
Accretion of debt discount	-	73
Gain on settlement of accounts payable	(626)	-
Depreciation expense	28	-
Impairment of acquired in-process research and development intangible assets	16,514	-
Changes in operating assets and liabilities:
Research and development tax credit receivable	(523)	796
Other tax receivable	(532)	226
Prepaid expenses	(141)	646
Prepaid expenses – related party	-	127
Other assets	(667)	49
Accounts payable and accrued liabilities	962	2,689
Accounts payable and accrued liabilities – related parties	-	20
Deferred liabilities	(517)	60
Operating lease liabilities	(61)	(18)
Net cash used in operating activities	(19,638)	(22,348)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(899)	-
Net cash used in investing activities	(899)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock and warrants	27,544	27,789
Exercise of warrants for cash	1	-
Repayments of debt	-	(7,500)
Net cash provided by financing activities	27,545	20,289

Impact on cash from foreign currency translation	(196)	(237)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,812	(2,296)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	20,922	35,848
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,734	$33,552

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$661

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right of use assets obtained in exchange for lease obligations	$702	$-